Exhibit e(i) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K
                                    AGREEMENT

                             ADMINISTRATIVE SERVICES

   AGREEMENT made as of October ......, 2000, by and between 4 WINDS FAMILY OF
FUNDS, having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 (the "Investment Company"), on behalf of the portfolios (individually referred to herein as a "Fund" and collectively as "Funds") of the Investment Company, and 21st CENTURY ENTERPRISES, INC., a , having its principal office and place of business at

 (the "Company").

   WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock or beneficial interest ("Shares"); and

   WHEREAS, the Investment Company desires to appoint the Company as its administrator to provide it with administrative services (as herein defined), and the Company desires to accept such appointment;

   NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE:  ADMINISTRATIVE SERVICES.

ARTICLE 1.  APPOINTMENT.

   The Investment Company hereby appoints the Company as Administrator for the period and on the terms and conditions set forth in this Agreement. The Company hereby accepts such appointment and agrees to furnish the services set forth in
Article 2 of this Agreement in return for the compensation set forth in Article 5 of this Agreement.

ARTICLE 2.  THE COMPANY'S DUTIES.

   As Administrator, and subject to the supervision and control of the Board, the Company will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and each of its portfolios:

   A. assist in drafting and reviewing the Investment Company's governing documents and any amendments thereto, including the Charter, By-laws and minutes of meetings of the Board and Shareholders;

   B. assist in preparing and reviewing the registration statements for the Investment Company and the Investment Company's shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its shares;

   C. assist in preparing, reviewing and administering contracts on behalf of the Investment Company with, among others, the Investment Company's investment advisers, co-advisers, distributor, transfer agent, and fund accountant, subject to any applicable restrictions of the Board or the 1940 Act;

   D. assist in coordinating the layout and printing of publicly disseminated prospectuses and reports;

E. assist with the design, development, and operation of the Investment Company and the Funds;

F. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's Board; and

G. consult with the Investment Company and its Board on matters concerning the Investment Company and its affairs.

   The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section One, shall hereafter be referred to as "Administrative Services."

ARTICLE 3.  DUTIES OF THE INVESTMENT COMPANY.

      The Investment Company assumes full responsibility for the preparation, contents and distribution of its own offering document and for complying with all applicable requirements the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

ARTICLE 4.  EXPENSES.

      The Administrator shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services under this agreement, including the compensation of the Administrator's employees who serve as trustees or directors or officers of the Investment Company.

ARTICLE 5.  COMPENSATION.

   For the Administrative Services provided, the Investment Company hereby agrees to pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee at an annual rate per Fund equal to .17% of the average daily net assets of the Funds, subject, however, to the provisions of Article 6 of the Agreement for Subadministrative Services dated October 6, 2000 among the Investment Company, the Company and Federated Services Co.

   The compensation and out of pocket expenses attributable to the Fund shall be accrued by the Fund and paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out of pocket expenses by the Fund.

ARTICLE 6.  RESPONSIBILITY OF ADMINISTRATOR.

     A. The Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, director, trustee, partner, employee or agent of the Company, who may be or become an officer, director, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of the Company even though paid by the Company.

     B. The Company shall be kept indemnified by the Investment Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards. In order that the indemnification provisions contained in this Article 7 shall apply, however, it is understood that if in any case the Investment Company may be asked to indemnify or hold the Company harmless, the Investment Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Company will use all reasonable care to identify and notify the Investment Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Investment Company. The Investment Company shall have the option to defend the Company against any claim which may be the subject of this indemnification. In the event that the Investment Company so elects, it will so notify the Company and thereupon the Investment Company shall take over complete defense of the claim, and the Company shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article. The Company shall in no case confess any claim or make any compromise in any case in which the Investment Company will be asked to indemnify the Company except with the Investment Company's written consent.

SECTION TWO: GENERAL PROVISIONS.

ARTICLE 7.  ASSIGNMENT.

   Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

     A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     B. The Company may without further consent on the part of the Investment Company subcontract for the performance of any and all Administrative Services to Federated Services Company.

ARTICLE 8.  DOCUMENTS.

     A.   In  connection   with  the  appointment  of  the  Company  under  this
          Agreement, the Investment Company shall file with the Company the following documents:

          (1) A copy of the Charter and By-Laws of the Investment Company and all amendments thereto;

        (2) A copy of the resolution of the Board of the Investment Company authorizing this Agreement;

        (3) All account application forms and other documents relating to Shareholders accounts; and

        (4)   A copy of the current Prospectus for each Fund.

   B.   The Fund will also furnish from time to time the following documents:

        (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's, and/or including any classes of shares issued by any Fund ("Classes");

        (2) Each Registration Statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

          (3) A certified copy of each amendment to the governing document and the By-Laws of the Investment Company;

        (4) Such other certifications, documents or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and

(5)   Revisions to the Prospectus of each Fund.

ARTICLE 9.  REPRESENTATIONS AND WARRANTIES.

   A.   Representations and Warranties of the Company

        The Company represents and warrants to the Fund that:

          (1) it is a corporation duly organized and existing and in good standing under the laws of _________________;

        (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

          (3)  it is  empowered  under  applicable  laws and by its  Articles of
               Incorporation   and  By-Laws  to  enter  into  and  perform  this
               Agreement;

        (4) all requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

        (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

          (6) it is in compliance with federal securities law requirements and in good standing as an administrator.

   B.   Representations and Warranties of the Investment Company

        The Investment Company represents and warrants to the Company that:

          (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;

        (2) It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform its obligations under this Agreement;

        (3) All corporate proceedings required by said Charter and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement;

          (4)  The  Investment   Company  is  an  open-end   investment  company
               registered under the 1940 Act; and

        (5) A registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

ARTICLE 10.  STANDARD OF CARE AND INDEMNIFICATION.
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   A.   Standard of Care

        The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without gross negligence.

   B.   Indemnification by Investment Company

        The Company shall not be responsible for and the Investment Company or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

        (1) The acts or omissions of any Custodian, Adviser, Sub-adviser or other party contracted by or approved by the Investment Company or Fund,

          (2) The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which

              (a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

               (b)  are  received  by  the  Company  from  independent   pricing
                    services or sources for use in valuing the assets of the Funds;

              (c) are received by the Company or its agents or subcontractors from Advisers, Sub-advisers or other third parties contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

              (d) have been prepared and/or maintained by the Fund or its affiliates or any other person or firm on behalf of the Investment Company.

        (3) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

              Provided, however, that the Company shall not be protected by this
              Article 10.B. from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties or failure to meet the standard of care set forth in 10.A. above.

   C.   Reliance

        At any time the Company may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations.

   D.   Notification

        In order that the indemnification provisions contained in this Article 10 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE 11.  TERM AND TERMINATION OF AGREEMENT.

   This Agreement shall be effective from October , 2000 and shall continue until October , 2005 (`Term"). Thereafter, this Agreement shall be automatically renewed each year for an additional term of one year, unless notice of termination has been delivered by either party to the other no less than one year before the beginning of such additional term. The termination date for all original or after-added Funds which are, or become, a party to this Agreement shall be coterminous. Investment Companies that merge or dissolve during the Term, shall cease to be a party on the effective date of such merger or dissolution.

   Should the Investment Company exercise its rights to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by the Investment Company or the appropriate Fund. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Articles 6 and 10 shall survive the termination of this Agreement.

ARTICLE 12.  AMENDMENT.

   This Agreement may be amended or modified by a written agreement executed by both parties.

ARTICLE 13.  INTERPRETIVE AND ADDITIONAL PROVISIONS.

   In connection with the operation of this Agreement, the Company and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Charter. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

ARTICLE 14.  GOVERNING LAW.

   This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE 15.  NOTICES.

   Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010, or to the Company at , or to such other address as the Investment Company or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

ARTICLE 16.  COUNTERPARTS.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

ARTICLE 17.  FORCE MAJEURE.

   The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

ARTICLE 18.  ASSIGNMENT; SUCCESSORS.

   This Agreement shall not be assigned by either party without the prior written consent of the other party. Nothing in this Article 18 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.

ARTICLE 19. LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF THE INVESTMENT COMPANY.

   The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an authorized officer of the Investment Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Investment Company, but bind only the property of the Fund, or Class, as provided in the Declaration of Trust.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                             4 WINDS FAMILY OF FUNDS

                              By:
                                 --------------------------------------
                              Name:
                              Title:

                         21ST CENTURY ENTERPRISES, INC.

                              By:
                                 --------------------------------------
                              Name:
                              Title: